EXHIBIT 23.2

Mr. Charles Brand
mmTech, Inc.
20 Meridian Road
Eatontown, New Jersey 07724

We consent to the incorporation by reference in this Form SB-2 of LogiMetrics, Inc. of our report dated February 7, 1997, on the financial statements of mmTech, Inc. as of and for the year ended October 31, 1996 and the accompanying financial statements and financial schedules and the reference to this firm under the caption "Experts" in the accompanying Prospectus.

REYDEL, PERIER & NERAL

Wall, New Jersey
July 2, 1998